UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events

Adtalem Global Education Inc. (“Adtalem”) previously announced in a Report on Form 8-K dated September 11, 2020, that it has entered into a Membership Interest Purchase Agreement (the “Agreement”) with Laureate Education, Inc., a Delaware public benefit corporation (“Seller”), pursuant to which Adtalem has agreed to acquire from Seller all of the issued and outstanding equity interest in Walden e-Learning, LLC, a Delaware limited liability company (“e-Learning”), and its subsidiary, Walden University, LLC, a Florida limited liability company (together with e-Learning, “Walden”) (the “Acquisition”).  Walden owns and operates Walden University, an online for-profit university headquartered in Minneapolis, Minnesota.

The closing of the Acquisition is subject to the satisfaction of certain closing conditions, including those imposed by the U.S. Department of Education (“ED”), the Higher Learning Commission (“HLC”), and the Council for Accreditation of Counseling and Related Educational Programs (“CACREP”).   All such education regulatory conditions required to close the Acquisition, with one exception, have been met.

The ED Office of Financial Student Aid conducted a Comprehensive Pre-Acquisition Review (“CPAR”) for continued participation in programs authorized by Title IV of the Higher Education Act of 1965, as amended (“HEA”), following a change in ownership of Walden University.  On June 23, 2021, ED notified Walden University that it did not identify any known or present impediments to continued participation in Title IV, HEA programs following the change in control of Walden University upon the closing of the Acquisition and described certain post-close conditions for Walden’s continued eligibility to participate in federal financial aid programs.

On June 24, 2021, the HLC Board of Trustees approved the extension of the accreditation of Walden University in connection with the change of control of Walden University upon the closing of the Acquisition.

On June 9, 2021, CCNE granted accreditation to the post-graduate Advanced Practice Registered Nurse certificate program and the master’s degree program in nursing at Walden University (the “Programs”) for ten years extending until December 31, 2030.  The CCNE Board of Commissioners determined that the Programs met all four accreditation standards.   The CCNE Board also determined that there are no compliance concerns with respect to the key elements of the accreditation standards.

The one outstanding request for review of the transaction was considered last week by CACREP, which accredits certain counseling and related programs of Walden.  The agency will notify Walden of its decision in writing.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President and General Counsel

Date: July 13, 2021